UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

341 Oyster Point Boulevard
South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2008 Bonus Program

On March 5, 2008, the Board of Directors (the “Board”) of Sunesis Pharmaceuticals, Inc. (the “Company”) approved its 2008 Bonus Program (the “2008 Bonus Program”). The 2008 Bonus Program provides for the award of cash bonuses to our executive officers and other eligible employees for performance in 2008 based on the level of achievement by the Company of certain corporate objectives and, in case of each participant, based on such participant’s level of achievement of certain individual performance objectives as set by the Company’s Compensation Committee (and, in the case of the Company’s Chief Executive Officer and Executive Chairman, as set by the Board). A copy of the 2008 Bonus Program is attached hereto as Exhibit 10.55 and incorporated herein by reference. The target bonus levels described therein and the process for determining awards remains unchanged from 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.55*	Sunesis Pharmaceuticals, Inc. 2008 Bonus Program.

*    Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SUNESIS PHARMACEUTICALS, INC.

Dated: March 11, 2008
	By:	/s/ Valerie L. Pierce
Valerie L. Pierce
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.55*	Sunesis Pharmaceuticals, Inc. 2008 Bonus Program.

_______________________________
* Management contract or compensatory plan.